Exhibit 10.1
NOTE: The following form of Long-Term Incentive Award Agreement is the form used for awards to corporate-level employees. In the Long-Term Incentive Award Agreements for employees who work exclusively for the Company’s Metals Recycling Business or Auto Parts Business, the Payout Factor is based 100% on the MRB/APB Payout Factor, all references to the SMB Payout Factor are omitted, and various conforming language changes are made. In the Long-Term Incentive Award Agreements for employees who work exclusively for the Company’s Steel Manufacturing Business, the Payout Factor is based 100% on the SMB Payout Factor, all references to the MRB/APB Payout Factor are omitted, an SMB Sale is treated the same as a Company Sale, and various conforming language changes are made.

SCHNITZER STEEL INDUSTRIES, INC.
LONG-TERM INCENTIVE AWARD AGREEMENT
(FY 20__-20__ Performance Period - ______________)
On ____________ __, 20__, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Schnitzer Steel Industries, Inc. (the “Company”) authorized and granted a performance-based award to _________________ (“Recipient”) pursuant to Section 10 of the Company’s 1993 Stock Incentive Plan (the “Plan”). Compensation paid pursuant to the award is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). By accepting this award, Recipient agrees to all of the terms and conditions of this Agreement.
1.    Award. Subject to the terms and conditions of this Agreement, the Company shall issue to the Recipient the number of shares of Class A Common Stock of the Company (“Performance Shares”) determined under this Agreement based on (a) the performance of the Company during the _____-year period from September 1, 20__ to August 31, 20__ (the “Performance Period”) as described in Section 2, (b) Recipient’s continued employment during the Performance Period as described in Section 3, and (c) Recipient’s not engaging in actions prohibited by Section 4. Recipient’s “Target Share Amount” for purposes of this Agreement is _______ shares.
2.    Performance Conditions.
2.1    Payout Factor.
2.1.1    Subject to adjustment under Sections 3, 4, 5, 6 and 7, the number of Performance Shares to be issued to Recipient shall be determined by multiplying the Payout Factor by the Target Share Amount; provided, however, that the maximum number of Performance Shares to be issued to Recipient shall not exceed 100,000 shares as required by Section 10(d) of the Plan; provided further, however, that if the shareholders of the Company approve an amendment to the Plan to increase the 100,000 share limit under Section 10(d) of the Plan prior to any issuance of shares under this Agreement, the maximum number of Performance Shares issuable to Recipient shall increase to the new limit under Section 10(d) of the Plan as approved by shareholders.

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2.1.2    The “Payout Factor” shall be equal to the average of the Annual Payout Factors determined for each of the _____ fiscal years of the Performance Period. The “Annual Payout Factor” for each fiscal year shall be equal to the sum of (a) the MRB/APB Weight (as defined below) for the fiscal year multiplied by the MRB/APB Payout Factor for the fiscal year as determined under Section 2.2 below, plus (b) the SMB Weight (as defined below) for the fiscal year multiplied by the SMB Payout Factor for the fiscal year as determined under Section 2.3 below. The “SMB Weight” for each fiscal year shall be equal to a fraction, the numerator of which is the revenues of the Company’s Steel Manufacturing Business (“SMB”) for the fiscal year before intercompany revenue eliminations, and the denominator of which is the sum of the revenues of SMB for the fiscal year, the revenues of the Company’s Metals Recycling Business (“MRB”) for the fiscal year and the revenues of the Company’s Auto Parts Business (“APB”) for the fiscal year, in each case before intercompany revenue eliminations. The “MRB/APB Weight” shall be equal to one (1) minus the SMB Weight.
2.2    MRB/APB Payout Factor.
2.2.1    The “MRB/APB Payout Factor” for each fiscal year shall be equal to the sum of (a) 16⅔% of the Ferrous Volume Payout Factor for the fiscal year as determined under Section 2.2.2 below, plus (b) 16⅔% of the Nonferrous Volume Payout Factor for the fiscal year as determined under Section 2.2.3 below, plus (c) 16⅔% of the Car Purchase Volume Payout Factor for the fiscal year as determined under Section 2.2.4 below, plus (d) 25% of the MRB Operating Income Per Ton Payout Factor for the fiscal year as determined under Section 2.2.5 below, plus (e) 25% of the APB Operating Margin Payout Factor for the fiscal year as determined under Section 2.2.6 below.
2.2.2    The “Ferrous Volume Payout Factor” for each fiscal year shall be determined under the table below based on the number of thousands of long tons of ferrous metal sales by the Company (“Ferrous Volume”) for the fiscal year.

Fiscal 20__	Fiscal 20__	Ferrous Volume
Ferrous Volume	Ferrous Volume	Payout Factor

Less than _____	Less than _____	0%
_____	_____	50%
_____	_____	75%
_____	_____	100%
_____	_____	125%
_____ or more	_____ or more	200%
If the Ferrous Volume for any fiscal year is between any two data points set forth in the applicable column of the above table for that fiscal year, the Ferrous Volume Payout Factor shall be determined by interpolation between the corresponding data points in the third column of the table as follows: the difference between the Ferrous Volume and the lower data point shall be divided by the difference between the higher data point and the lower data point, the resulting fraction shall be multiplied by the difference between the two corresponding data points in the third column of the table, and the

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resulting product shall be added to the lower corresponding data point in the third column of the table, with the resulting sum being the Ferrous Volume Payout Factor for that fiscal year.
2.2.3    The “Nonferrous Volume Payout Factor” for each fiscal year shall be determined under the table below based on the number of millions of pounds of nonferrous metal sales by the Company (“Nonferrous Volume”) for the fiscal year.

Fiscal 20__	Fiscal 20__	Nonferrous Volume
Nonferrous Volume	Nonferrous Volume	Payout Factor

Less than _____	Less than _____	0%
_____	_____	50%
_____	_____	75%
_____	_____	100%
_____	_____	125%
_____ or more	_____ or more	200%
If the Nonferrous Volume for any fiscal year is between any two data points set forth in the applicable column of the above table for that fiscal year, the Nonferrous Volume Payout Factor shall be determined by interpolation between the corresponding data points in the third column of the table as follows: the difference between the Nonferrous Volume and the lower data point shall be divided by the difference between the higher data point and the lower data point, the resulting fraction shall be multiplied by the difference between the two corresponding data points in the third column of the table, and the resulting product shall be added to the lower corresponding data point in the third column of the table, with the resulting sum being the Nonferrous Volume Payout Factor for that fiscal year.
2.2.4    The “Car Purchase Volume Payout Factor” for each fiscal year shall be determined under the table below based on the number of thousands of cars purchased by the Company (“Car Purchase Volume”) for the fiscal year.

Fiscal 20__	Fiscal 20__	Car Purchase Volume
Car Purchase Volume	Car Purchase Volume	Payout Factor

Less than _____	Less than _____	0%
_____	_____	50%
_____	_____	75%
_____	_____	100%
_____	_____	125%
_____ or more	_____ or more	200%
If the Car Purchase Volume for any fiscal year is between any two data points set forth in the applicable column of the above table for that fiscal year, the Car Purchase Volume Payout Factor shall be determined by interpolation between the corresponding data points in the third column of

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the table as follows: the difference between the Car Purchase Volume and the lower data point shall be divided by the difference between the higher data point and the lower data point, the resulting fraction shall be multiplied by the difference between the two corresponding data points in the third column of the table, and the resulting product shall be added to the lower corresponding data point in the third column of the table, with the resulting sum being the Car Purchase Volume Payout Factor for that fiscal year.
2.2.5    The “MRB Operating Income Per Ton Payout Factor” for each fiscal year shall be determined under the table below based on the MRB Operating Income Per Ton for the fiscal year.

Fiscal 20__	Fiscal 20__	MRB Operating
MRB Operating	MRB Operating	Income per Ton
Income Per Ton	Income Per Ton	Payout Factor

Less than $_____	Less than $_____	0%
$_____	$_____	50%
$_____	$_____	75%
$_____	$_____	100%
$_____	$_____	125%
$_____ or more	$_____ or more	200%
If the MRB Operating Income Per Ton for any fiscal year is between any two data points set forth in the applicable column of the above table for that fiscal year, the MRB Operating Income Per Ton Payout Factor shall be determined by interpolation between the corresponding data points in the third column of the table as follows: the difference between the MRB Operating Income Per Ton and the lower data point shall be divided by the difference between the higher data point and the lower data point, the resulting fraction shall be multiplied by the difference between the two corresponding data points in the third column of the table, and the resulting product shall be added to the lower corresponding data point in the third column of the table, with the resulting sum being the MRB Operating Income Per Ton Payout Factor for that fiscal year.
The “MRB Operating Income Per Ton” for any fiscal year shall be equal to the Adjusted Operating Income of MRB for that fiscal year divided by the number of long tons of ferrous metal sales by the Company for that fiscal year. “Adjusted Operating Income” for MRB for any fiscal year shall mean MRB’s segment operating income for that fiscal year as set forth in the audited consolidated financial statements of the Company and its subsidiaries for the year, adjusted in accordance with Section 2.4 below.
2.2.6    The “APB Operating Margin Payout Factor” for each fiscal year shall be determined under the table below based on the APB Operating Margin for the fiscal year.

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Fiscal 20__	Fiscal 20__	APB Operating Margin
APB Operating Margin	APB Operating Margin	Payout Factor

Less than _____%	Less than _____%	0%
_____%	_____%	50%
_____%	_____%	75%
_____%	_____%	100%
_____%	_____%	125%
_____% or more	_____% or more	200%
If the APB Operating Margin for any fiscal year is between any two data points set forth in the applicable column of the above table for that fiscal year, the APB Operating Margin Payout Factor shall be determined by interpolation between the corresponding data points in the third column of the table as follows: the difference between the APB Operating Margin and the lower data point shall be divided by the difference between the higher data point and the lower data point, the resulting fraction shall be multiplied by the difference between the two corresponding data points in the third column of the table, and the resulting product shall be added to the lower corresponding data point in the third column of the table, with the resulting sum being the APB Operating Margin Payout Factor for that fiscal year.
The “APB Operating Margin” for any fiscal year shall be equal to the Adjusted Operating Income of APB for that fiscal year divided by the revenues of APB before intercompany revenue eliminations for that fiscal year. “Adjusted Operating Income” for APB for any fiscal year shall mean APB’s segment operating income for that fiscal year as set forth in the audited consolidated financial statements of the Company and its subsidiaries for the year, adjusted in accordance with Section 2.4 below.
2.3    SMB Payout Factor.
2.3.1    The “SMB Payout Factor” for each fiscal year shall be equal to the sum of (a) 50% of the SMB Volume Payout Factor for the fiscal year as determined under Section 2.3.2 below, plus (b) 50% of the SMB Operating Income Per Ton Payout Factor for the fiscal year as determined under Section 2.3.3 below.
2.3.2    The “SMB Volume Payout Factor” for each fiscal year shall be determined under the table below based on the number of thousands of tons of finished steel products sales by the Company (“SMB Volume”) for the fiscal year.

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Fiscal 20__	Fiscal 20__	SMB Volume
SMB Volume	SMB Volume	Payout Factor

Less than _____	Less than _____	0%
_____	_____	50%
_____	_____	75%
_____	_____	100%
_____	_____	125%
_____ or more	_____ or more	200%
If the SMB Volume for any fiscal year is between any two data points set forth in the applicable column of the above table for that fiscal year, the SMB Volume Payout Factor shall be determined by interpolation between the corresponding data points in the third column of the table as follows: the difference between the SMB Volume and the lower data point shall be divided by the difference between the higher data point and the lower data point, the resulting fraction shall be multiplied by the difference between the two corresponding data points in the third column of the table, and the resulting product shall be added to the lower corresponding data point in the third column of the table, with the resulting sum being the SMB Volume Payout Factor for that fiscal year.
2.3.3    The “SMB Operating Income Per Ton Payout Factor” for each fiscal year shall be determined under the table below based on the SMB Operating Income Per Ton for the fiscal year.

Fiscal 20__	Fiscal 20__	SMB Operating
SMB Operating	SMB Operating	Income per Ton
Income Per Ton	Income Per Ton	Payout Factor

Less than $_____	Less than $_____	0%
$_____	$_____	50%
$_____	$_____	75%
$_____	$_____	100%
$_____	$_____	125%
$_____ or more	$_____ or more	200%
If the SMB Operating Income Per Ton for any fiscal year is between any two data points set forth in the applicable column of the above table for that fiscal year, the SMB Operating Income Per Ton Payout Factor shall be determined by interpolation between the corresponding data points in the third column of the table as follows: the difference between the SMB Operating Income Per Ton and the lower data point shall be divided by the difference between the higher data point and the lower data point, the resulting fraction shall be multiplied by the difference between the two corresponding data points in the third column of the table, and the resulting product shall be added to the lower corresponding data point in the third column of the table, with the resulting sum being the SMB Operating Income Per Ton Payout Factor for that fiscal year.

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The “SMB Operating Income Per Ton” for any fiscal year shall be equal to the Adjusted Operating Income of SMB for that fiscal year divided by the number of tons of finished steel products sales by the Company for that fiscal year. “Adjusted Operating Income” for SMB for any fiscal year shall mean SMB’s segment operating income for that fiscal year as set forth in the audited consolidated financial statements of the Company and its subsidiaries for the year, adjusted in accordance with Section 2.4 below.
2.4    Adjustments.
2.4.1    Change in Accounting Principle. If the Company implements a change in accounting principle during the Performance Period either as a result of issuance of new accounting standards or otherwise, and the effect of the accounting change was not reflected in the Company’s business plan at the time of approval of this award, then the revenues and Adjusted Operating Income of each business for each affected period shall be adjusted to eliminate the impact of the change in accounting principle.
2.4.2    [additional adjustments as approved by Compensation Committee for each grant]
3.    Employment Condition.
3.1    Full Payout. In order to receive the full number of Performance Shares determined under Section 2, Recipient must be employed by the Company on the October 31 immediately following the end of the Performance Period (the “Vesting Date”). For purposes of Sections 3 and 4, all references to the “Company” shall include the Company and its subsidiaries.
3.2    Retirement; Termination Without Cause After 12 Months. If Recipient’s employment with the Company is terminated at any time prior to the Vesting Date because of retirement (as defined in paragraph 6(a)(iv)(D) of the Plan), or if Recipient’s employment is terminated by the Company without Cause (as defined below) after the end of the 12th month of the Performance Period and prior to the Vesting Date, Recipient shall, subject to Section 4.1, be entitled to receive a pro-rated award to be paid following completion of the Performance Period. The number of Performance Shares to be issued as a pro-rated award under this Section 3.2 shall be determined by multiplying the number of Performance Shares determined under Section 2 by a fraction, the numerator of which is the number of days Recipient was employed by the Company since the beginning of the Performance Period and the denominator of which is the number of days in the period from the beginning of the Performance Period to the Vesting Date. Any obligation of the Company to issue a pro-rated award under this Section 3.2 shall be subject to and conditioned upon the execution and delivery by Recipient no later than the Vesting Date of a Release of Claims in such form as may be requested by the Company. For purposes of this Section 3.2, “Cause” shall mean (a) the conviction (including a plea of guilty or nolo contendere) of Recipient of a felony involving theft or moral turpitude or relating to the business of the Company, other than a felony predicated on Recipient's vicarious liability, (b) Recipient’s continued failure or refusal to perform with reasonable competence and in good faith any of the lawful duties assigned by (or any lawful directions of) the Company that are commensurate with Recipient’s position with the Company (not resulting from any illness, sickness or physical or mental incapacity), which continues after

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the Company has given notice thereof (and a reasonable opportunity to cure) to Recipient, (c) deception, fraud, misrepresentation or dishonesty by Recipient in connection with Recipient’s employment with the Company, (d) any incident materially compromising Recipient’s reputation or ability to represent the Company with the public, (e) any willful misconduct by Recipient that substantially impairs the Company’s business or reputation, or (f) any other willful misconduct by Recipient that is clearly inconsistent with Recipient’s position or responsibilities.
3.3    Death or Disability. If Recipient’s employment with the Company is terminated at any time prior to the Vesting Date because of death or disability, Recipient shall be entitled to receive a pro-rated award to be paid as soon as reasonably practicable following such event. The term “disability” means a medically determinable physical or mental condition of Recipient resulting from bodily injury, disease, or mental disorder which is likely to continue for the remainder of Recipient’s life and which renders Recipient incapable of performing the job assigned to Recipient by the Company or any substantially equivalent replacement job. For purposes of calculating the pro-rated award under this Section 3.3, the Payout Factor shall be calculated as if the Performance Period ended on the last day of the Company’s most recently completed fiscal quarter prior to the date of death or disability. For this purpose, the Ferrous Volume, the Nonferrous Volume, the Car Purchase Volume and the SMB Volume for any partial fiscal year shall all be annualized (e.g., multiplied by 4/3 if the partial period is three quarters) for purposes of determining the corresponding Payout Factors for that partial fiscal year. Also for this purpose, the MRB Operating Income Per Ton, the APB Operating Margin, the SMB Operating Income Per Ton and the SMB Weight calculated for any partial fiscal year shall be used in lieu of an annualized amount for purposes of determining the corresponding Payout Factors for that partial fiscal year, and the Payout Factor shall be determined by averaging however many full and partial fiscal years for which an Annual Payout Factor shall have been determined. The number of Performance Shares to be issued as a pro-rated award under this Section 3.3 shall be determined by multiplying the number of Performance Shares determined after applying the modifications described in the preceding sentences by a fraction, the numerator of which is the number of days Recipient was employed by the Company since the beginning of the Performance Period and the denominator of which is the number of days in the period from the beginning of the Performance Period to the Vesting Date.

3.4    Other Terminations. If Recipient’s employment by the Company is terminated at any time prior to the Vesting Date and neither Section 3.2 nor Section 3.3 applies to such termination, Recipient shall not be entitled to receive any Performance Shares.
4.    Non-Competition.
4.1    Consequences of Violation. If the Company determines that Recipient has engaged in an action prohibited by Section 4.2 below, then:
4.1.1    Recipient shall immediately forfeit all rights under this Agreement to receive any unissued Performance Shares; and
4.1.2    If Performance Shares were issued to Recipient following completion of the Performance Period, and the Company’s determination of a violation occurs on or before the first anniversary of the Vesting Date, Recipient shall repay to the Company (a) the number of shares

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of Common Stock issued to Recipient under this Agreement (the “Forfeited Shares”), plus (b) the amount of cash equal to the withholding taxes paid by withholding shares of Common Stock from Recipient as provided in Section 7. If any Forfeited Shares are sold by Recipient prior to the Company’s demand for repayment, Recipient shall repay to the Company 100% of the proceeds of such sale or sales. The Company may, in its sole discretion, reduce the amount to be repaid by Recipient to take into account the tax consequences of such repayment for Recipient.
4.2    Prohibited Actions. The consequences described in Section 4.1 shall apply if during Recipient’s employment with the Company, or at any time during the period of one year following termination of such employment, Recipient, directly or indirectly, owns, manages, controls, or participates in the ownership, management or control of, or is employed by, consults for, or is connected in any manner with:
4.2.1    if Recipient is, or was at the time of termination of employment, employed by the Company’s Steel Manufacturing Business (“SMB”), any business that (a) is engaged in the steel manufacturing business, (b) produces any of the same steel products as SMB, and (c) competes with SMB for sales to customers in California, Oregon, Washington, Nevada, British Columbia or Alberta;
4.2.2    if Recipient is, or was at the time of termination of employment, employed by the Company’s Metals Recycling Business (“MRB”), any business that (a) is engaged in the metals recycling business, and (b) operates a metal recycling collection or processing facility within 75 miles of any of MRB’s metal recycling facilities;
4.2.3    if Recipient is, or was at the time of termination of employment, employed by the Company’s Auto Parts Business (“APB”), any business that (a) is engaged in the self-service used auto parts business, and (b) operates a self-service used auto parts store within 75 miles of any of APB’s stores; or
4.2.4    if Recipient is, or was at the time of termination of employment, employed in the Company’s Corporate Shared Services Division, any business that is described in Section 4.2.1, Section 4.2.2 or Section 4.2.3.
5.    Company Sale.
5.1    If a Company Sale (as defined below) occurs before the Vesting Date, Recipient shall be entitled to receive an award payout no later than the earlier of fifteen (15) days following such event or the last day on which the Performance Shares could be issued so that Recipient may participate as a shareholder in receiving proceeds from the Company Sale. The amount of the award payout under this Section 5.1 shall be the amount determined using a Payout Factor equal to the greater of (a) 100%, or (b) the Payout Factor calculated as if the Performance Period ended on the last day of the Company’s most recently completed fiscal quarter prior to the date of the Company Sale. For this purpose, the Ferrous Volume, the Nonferrous Volume, the Car Purchase Volume and the SMB Volume for any partial fiscal year shall all be annualized (e.g., multiplied by 4/3 if the partial period is three quarters) for purposes of determining the corresponding Payout Factors for that partial fiscal year. Also for this purpose, the MRB Operating Income Per

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Ton, the APB Operating Margin, the SMB Operating Income Per Ton and the SMB Weight calculated for any partial fiscal year shall be used in lieu of an annualized amount for purposes of determining the corresponding Payout Factors for that partial fiscal year, and the Payout Factor shall be determined by averaging however many full and partial fiscal years for which an Annual Payout Factor shall have been determined.
5.2    For purposes of this Agreement, a “Company Sale” shall mean the occurrence of any of the following events:
5.2.1    any consolidation, merger or plan of share exchange involving the Company (a “Merger”) in which the Company is not the continuing or surviving corporation or pursuant to which outstanding shares of Class A Common Stock would be converted into cash, other securities or other property; or
5.2.2    any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company.
5.3    If an SMB Sale (as defined below) occurs before the end of the Performance Period, Recipient shall be entitled to receive a modified award to be paid following completion of the Performance Period. The amount of the award payout under this Section 5.3 shall be determined in accordance with the other provisions of this Agreement, except that the SMB Payout Factor and the SMB Weight for the fiscal year in which the SMB Sale occurs shall be calculated as if the Performance Period ended on the last day of the Company’s most recently completed fiscal quarter prior to the date of the SMB Sale. For this purpose, the SMB Volume for the partial fiscal year shall be annualized (e.g., multiplied by 4/3 if the partial period is three quarters) for purposes of determining the SMB Volume Payout Factor for that partial fiscal year. Also for this purpose, the SMB Operating Income Per Ton calculated for the partial fiscal year shall be used in lieu of an annualized amount for purposes of determining the corresponding SMB Operating Income Per Ton Payout Factor for that partial fiscal year, and the SMB revenues for the partial fiscal year shall be used in lieu of an annualized amount for purposes of determining the SMB Weight for that partial fiscal year. If the SMB Sale occurs before the start of a fiscal year, the SMB Weight for that fiscal year shall be zero. An “SMB Sale” shall mean a sale by the Company of 50% or more of the stock of Cascade Steel Rolling Mills, Inc. or the sale of all or substantially all of the assets of Cascade Steel Rolling Mills, Inc.
6.    Certification and Payment. As soon as practicable following the completion of the audit of the Company’s consolidated financial statements for the final fiscal year of the Performance Period, the Company shall calculate the Payout Factor and the corresponding number of Performance Shares issuable to Recipient. This calculation shall be submitted to the Committee. No later than the Vesting Date the Committee shall certify in writing (which may consist of approved minutes of a Committee meeting) the levels of Ferrous Volume, Nonferrous Volume, Car Purchase Volume, MRB Operating Income Per Ton, APB Operating Margin, SMB Volume and SMB Operating Income Per Ton attained by the Company for the Performance Period and the number of Performance Shares issuable to Recipient based on such performance. Subject to applicable tax withholding, the number of Performance Shares so certified shall be issued to Recipient as soon as practicable following the Vesting Date, but no Performance Shares shall be issued prior to certification. No fractional shares

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shall be issued and the number of Performance Shares deliverable shall be rounded to the nearest whole share. In the event of the death or disability of Recipient as described in Section 3.3 or a Company Sale as described in Section 5, each of which requires an award payout earlier than the Vesting Date, a similar calculation and certification process shall be followed within the time frames required by those sections.
7.    Tax Withholding. Recipient acknowledges that, on the date the Performance Shares are issued to Recipient (the “Payment Date”), the Value (as defined below) on that date of the Performance Shares will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to withhold taxes on these income amounts. To satisfy the required minimum withholding amount, the Company shall withhold the number of Performance Shares having a Value equal to the minimum withholding amount. For purposes of this Section 7, the “Value” of a Performance Share shall be equal to the closing market price for Class A Common Stock on the last trading day preceding the Payment Date.
8.    Changes in Capital Structure. If the outstanding Class A Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Committee in the number and kind of shares subject to this Agreement so that the Recipient’s proportionate interest before and after the occurrence of the event is maintained.
9.    Approvals. The obligations of the Company under this Agreement are subject to the approval of state, federal or foreign authorities or agencies with jurisdiction in the matter. The Company will use its reasonable best efforts to take steps required by state, federal or foreign law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the award evidenced by this Agreement. The foregoing notwithstanding, the Company shall not be obligated to deliver Class A Common Stock under this Agreement if such delivery would violate or result in a violation of applicable state or federal securities laws.
10.    No Right to Employment. Nothing contained in this Agreement shall confer upon Recipient any right to be employed by the Company or to continue to provide services to the Company or to interfere in any way with the right of the Company to terminate Recipient’s services at any time for any reason, with or without cause.
11.    Miscellaneous.
11.1    Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subjects hereof.
11.2    Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed sufficient when delivered personally to the party to whom it is addressed or when deposited into the United States Mail as registered or certified mail, return receipt requested, postage prepaid, addressed to the Company, Attention: Corporate Secretary, at its principal executive

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offices or to Recipient at the address of Recipient in the Company’s records, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party.
11.3    Assignment; Rights and Benefits. Recipient shall not assign this Agreement or any rights hereunder to any other party or parties without the prior written consent of the Company. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns and, subject to the foregoing restriction on assignment, be binding upon Recipient’s heirs, executors, administrators, successors and assigns.
11.4    Further Action. The parties agree to execute such instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.
11.5    Applicable Law; Attorneys’ Fees. The terms and conditions of this Agreement shall be governed by the laws of the State of Oregon. In the event either party institutes litigation hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees to be set by the trial court and, upon any appeal, the appellate court.
11.6    Severability. Each provision of this Agreement will be treated as a separate and independent clause and unenforceability of any one clause will in no way impact the enforceability of any other clause. Should any of the provisions of this Agreement be found to be unreasonable or invalid by a court of competent jurisdiction, such provision will be enforceable to the maximum extent enforceable by the law of that jurisdiction.

SCHNITZER STEEL INDUSTRIES, INC.
By____________________________________________
Title___________________________________________

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